Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-176061, 333-212044, 333-109744, 333-188008 and 333-224829) and the registration statement on Form S-3ASR (Registration No. 333-230748) of Callon Petroleum Company of our letter dated February 8, 2019, relating to estimates of proved reserves attributable to certain interests of Carrizo Oil & Gas, Inc. as of December 31, 2018.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

December 20, 2019